                                                                    Exhibit 12.1


           CALCULATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED SHARE DISTRIBUTIONS

         The following table sets forth the ratios of earnings to fixed charges and preferred share distributions for Brandywine Realty Trust for each of the five years ended December 31, 1997, 1996, 1995, 1994 and 1993 and for the three months ended March 31, 1998 and 1997.


                             Brandywine Realty Trust
                Computation of Ratio of Earnings to Fixed Charges
                       and Preferred Share Distributions
                                 (in thousands)

                                                                                                         For the three months
                                                      For the years ended December 31,                      ended March 31,
                                          -----------------------------------------------------------   ------------------------
                                            1993        1994        1995        1996        1997           1997        1998
                                            ----        ----        ----        ----        ----           ----        ----
EARNINGS:
       Net income (loss)                   $ 2,468    $ (1,841)     $ (824)     $ (162)   $ 15,001        $ 2,050     $ 8,803
       Interest expense                          -       1,942         793       2,751       7,079            975       4,387
       Amortization of deferred
         financing costs                         -          62         413         113         915            170         162
                                          -----------------------------------------------------------   ------------------------
                                           $ 2,468    $    163      $  382      $2,702    $ 22,995        $ 3,195     $13,352
                                          ===========================================================   ========================

FIXED CHARGES:
       Interest expense                    $     -     $ 1,942      $  793     $ 2,751    $  7,079        $   975     $ 4,387
       Amortization of deferred
         financing costs                         -          62         413         113         915            170         162
       Preferred share distributions             -           -           -         401         499            499           -
                                          -----------------------------------------------------------   ------------------------
                                           $     -     $ 2,004      $1,206     $ 3,265    $  8,493        $ 1,644     $ 4,549
                                          ===========================================================   ========================

FIXED CHARGE COVERAGE RATIO (1)            N/A (2)       (3)         (3)         (3)          2.71           1.94        2.94
                                          ===========================================================   ========================

(1) The fixed charge coverage ratio represents the number of times fixed charges were covered by earnings. The ratio is computed by dividing fixed charges and preferred share distributions into earnings before extraordinary items, plus fixed charges. Fixed charges include interest expense and amortization of debt issuance costs.

(2) Ratio cannot be computed as there were no fixed charges during fiscal year 1993.

(3) Ratio calculated to be a less than one-to-one coverage. The amount of the deficiency to cover fixed charges is $563,000, $824,000 and $1,841,000 for the years 1996, 1995 and 1994, respectively.

         The following table sets forth the ratios of earnings to fixed charges for Brandywine Operating Partnership, L.P. for the period August 22, 1996 to December 31, 1996, the year ended December 31, 1997 and for the three months ended March 31, 1998 and 1997.


                     Brandywine Operating Partnership, L.P.
                Computation of Ratio of Earnings to Fixed Charges
                                 (in thousands)

                                                                                                 For the three months
                                                    For the period             For the             ended March 31,
                                                  August 22, 1996 to         year ended        -----------------------
                                                   December 31, 1996      December 31, 1997        1997       1998
                                                  --------------------   --------------------      ----       ----
EARNINGS:
       Net income (loss)                          $               (26)    $           15,377    $    2,144     $ 8,933
       Interest expense                                         2,086                  7,079           975       4,387
       Amortization of deferred
         financing costs                                           41                    915           170         162
                                                  --------------------   --------------------   -----------------------
                                                  $             2,101     $           23,371    $    3,289     $13,482
                                                  ====================   ====================   =======================

FIXED CHARGES:
       Interest expense                           $             2,086     $            7,079    $      975     $ 4,387
       Amortization of deferred
         financing costs                                           41                    915           170         162
                                                  --------------------   --------------------   -----------------------
                                                  $             2,127     $            7,994    $    1,145     $ 4,549
                                                  ====================   ====================   =======================

FIXED CHARGE COVERAGE RATIO (1)                           (2)                           2.92          2.87        2.96
                                                  ====================   ====================   =======================

(1) The fixed charge coverage ratio represents the number of times fixed charges were covered by earnings. The ratio is computed by dividing fixed charges into earnings before extraordinary items, plus fixed charges. Fixed charges nclude interest expense and amortization of debt issuance costs.

(2) Ratio calculated to be a less than one-to-one coverage. The amount of the deficiency to cover fixed charges is $26,000.